UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2023

CHINA DE XIAO QUAN CARE GROUP CO., LTD

(Exact name of registrant as specified in its charter)

Nevada	333-182761	38-3870905
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

42 Mott Street, 4th Floor

New York, NY, 10013

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 86-1370164788

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CDXQ	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2023, the registrant’s majority shareholder, Chongyi Yang (the “Seller”), entered into a Stock Purchase Agreement (the “Agreement”) with Chunsheng Qin, Yangtenglie Quin and Fugui Xie collectively known as (the “Buyers”). As per the terms of the Agreement, the Seller sold his control block of stock, 500,000 shares of Convertible Series A Preferred Stock to the Buyers for the purchase price of $285,000.

The Preferred A Shares were issued as follows:

Chunsheng Qin purchased 475,000 shares

Yangtenglie Quin purchased 15,000 shares

Fugui Xie purchased 10,000 shares

(See Exhibit 10.2)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On March 15, 2032, a change in control of the Company occurred by virtue of the Company's largest shareholder, Chongyi Yang, selling 500,000 shares of the Convertible Series A Preferred Stock to the Buyers, as listed above. Such shares represent 100% of the Company's total issued and outstanding shares of Convertible Series A Preferred Stock. As part of the terms of the Agreement, Chongyi Yang, appointed new officers and directors of the Company

(see Item 5.02 below and Exhibit 10.3)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 31, 2023, the Company accepted the resignation of Chongyi Yang as the sole Officer of the Company and as the sole member of the Company’s Board of Directors. The resignation of Chongyi Yang was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Simultaneously the following Officers and Directors were elected:

Chunsheng Qin as President, CEO, Treasurer, Secretary and Director

The officer and director has extensive knowledge in the management and regulatory compliance of micro-cap public companies. In addition, all officers are currently holding and have previously held positions of officers and directors for publicly traded companies.

Qin Chunsheng, was born on April 15, 1958 in Nanjing, Jiangsu Province, China. He has worked as a farmer and a soldier in many fields and has rich economic work experience. He is good at planning and organizing large-scale economic activities, and has many unique modes and techniques for the operation of large-scale projects. Qin Chunsheng is the chairman of the Health and Elderly Care Professional Committee of the China Population and Culture Promotion Association. He is also an EMBA from Lincoln University in the United States and a graduate student of leading figures in the elderly care industry at Peking University in China.

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The "Dexiaoquan Intelligent Elderly Care Platform" created by Qin Chunsheng has been recognized by the national brand power, promoted by the Ministry of Commerce as a trustworthy enterprise, and won the top ten innovation leaders in the 2020 brand power (elderly care industry), the 2021 China Excellent Private Entrepreneurs, the 2021 China Business Model Innovation Award, the most influential leading brand for public satisfaction in elderly care services in China, model enterprise for intelligent health elderly care, 2022 Brand influence, and Top 10 innovative brands for smart health and elderly care; In 2023, he was awarded the top ten ingenious figures for intelligent elderly care.

Qin Chunsheng is the founder of China Dexiaoquan Health Care Group Co., Ltd., and the chairman and CEO of the board of directors. He has developed more than 200 software works and patent certificates for the management system of elderly care institutions. He is a pioneer in the elderly care industry, an organizer of market resources, a leader in model innovation, a defender of transaction rules, and a guardian of market order, promoting the elderly care industry in China to a new era.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Exhibits.
	10.2	Stock Purchase Agreements for Qin, Quin, and Xie
	10.3	Officer and Director Appointment Board Minutes
	10.4	Officer Resignation Letter
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China De Ziao Quan Care Group Co., Ltd

Dated: May 10, 2023

By: /s/ Chunsheng Qin

Name: Chunsheng Qin

Title: CEO

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